UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2006

Diebold, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5995 Mayfair Road, P.O.Box 3077, North Canton, Ohio		44720-8077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 490-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Annual Cash Bonus Plan:
On February 15, 2006, the Committee set the Management Objectives of the Corporation under the Corporation's Annual Cash Bonus Plan, providing for the payout of cash bonus compensation to executive officers (including the Named Executive Officers) in 2007 based on the attainment by the Corporation of certain target levels of earnings per share in 2006.

RSU Awards:
On February 20, 2006, the Committee approved RSU awards to executive officers (including the Named Executive Officers) of the Corporation under the Corporation's Amended and Restated 1991 Equity and Performance Incentive Plan (the "1991 Plan"). The Corporation’s standard form of RSU Agreement was previously disclosed as Exhibit 10.3 to Form 8-K, filed February 16, 2005 with the Securities and Exchange Commission.

The present RSU awards differ from the standard form by allowing the vesting to be accelerated from the specified time period upon the attainment by the Corporation of certain stock price levels; with 50 percent accelerated when the price of the Corporation’s stock trades at $50.00 per share or higher for a period of 20 consecutive trading days, and the remaining 50 percent accelerated when the price of the Corporation’s stock trades at $60.00 per share or higher for a period of 20 consecutive trading days.

2006-2008 Performance Share Awards:
Finally, on February 20, 2006, the Committee also approved performance share awards to executive officers (including the Named Executive Officers) of the Corporation under the 1991 Plan. Payouts of these awards will be tied to achievement of management objectives based upon a comparison of the Corporation’s relative total shareholder return against the average total shareholder return of a peer group of companies and the average total shareholder return of the S&P MidCap 400 Index. The measures are calculated over the three-year period from January 2006 through the day of the Corporation’s annual earnings release in January 2008. The form of 2006-2008 Performance Share Agreement does not materially differ from the form of the 2004-2006 Performance Share Agreement previously disclosed as Exhibit 10.5 to Form 8-K, filed February 16, 2005 with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 15, 2006, Christopher M. Connor, a member of the Corporation's Board of Directors, notified the Corporation that he would be unable to stand for re-election at the Corporation's Annual Meeting of Shareholders to be held on April 27, 2006. Mr. Connor indicated that he was accepting a long-standing invitation to join the board of a larger company situated in his home town of Cleveland, Ohio, and pursuant to that company's governance policies, a director who is chief executive officer of another publicly-held company may only serve on a maximum of three public company boards, including that company's board. Mr. Connor is currently the Chairman of the Board and Chief Executive Officer of The Sherwin-Williams Company and is also a director of National City Corp.

John N. Lauer, the Corporation's Non-executive Chairman of the Board, expressed the Board's and the Corporation's thanks to Mr. Connor for his dedicated and loyal service to the Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated

February 22, 2006	By:	Michael R. Moore

Name: Michael R. Moore
Title: Vice President and Corporate Controller